Exhibit 23.4

Suite 1.02, Level 1 54 Miller Street North Sydney, NSW 2060 Tel. 02 8247 8930 www.frost.com

November 19, 2021

PropertyGuru Group Limited

1 Paya Lebar Link #12-01 / 04

Paya Lebar Quarter

Singapore 408533

Ladies and Gentlemen,

Re: Consent of Frost & Sullivan

We understand that PropertyGuru Group Limited (the “Company”) plans to file a registration statement on Form F-4 (the ‘Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) which contains a preliminary proxy statement / prospectus of, and to be filed by, Bridgetown 2 Holdings Limited (the “Proxy Statement / Prospectus”) in connection with the Company’s proposed business combination with Bridgetown 2 Holdings Limited (including any concurrent private placements, the “Proposed Business Combination”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements (collectively, “Information”) from our report titled “The Online Property Advertising Market in SE Asia” (the “Report”), and any subsequent amendments to the Report, as well as the citation of Information from our Report, (i) in the Registration Statement and any amendments thereto, (ii) in the Proxy Statement / Prospectus, any amendments thereto, and any final or definitive versions thereof, (iii) in any written correspondence with the SEC, (iv) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (v) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination, (vi) on the websites of the Company and its subsidiaries and affiliates, and (vii) in other publicity materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

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Yours faithfully

For and on behalf of
Frost & Sullivan Australia Pty Ltd

/s/ Mark Dougan
Name: Mark Dougan
Title: Director